SALES, MARKETING AND SERVICE AGREEMENT

                  THIS SALES, MARKETING AND SERVICE AGREEMENT (this "Agreement") is made effective as of the 12th day of August 1999 (the "Effective Date"), by and between Swissray America, Inc., a Delaware corporation, with offices at 320 West 77th Street, Suite 1A, New York, New York 10024 ("SWISSRAY") and Hitachi Medical Systems America Inc., a Delaware corporation, with offices at 1959 Summit Commerce Park, Twinsburg, Ohio 44087 ("HMSA"). SWISSRAY and HMSA are each sometimes referred to herein as a "Party," and are sometimes collectively referred to herein as the "Parties."

                  In consideration of the mutual undertakings and agreements set forth herein, and for other good and valuable consideration given by each Party hereto to the other, the receipt and sufficiency of which is hereby acknowledged, SWISSRAY and HMSA intending to be legally bound, agree as follows:

1.       DEFINITIONS.  Terms  not otherwise defined in this Agreement shall have the following meanings:

         1.1 The term "PRODUCT" shall mean the ddR Multi-System for X-Ray designed, manufactured and sold by SWISSRAY under the SWISSRAY trademark or tradename, as more fully described in Exhibit A attached hereto and incorporated herein, as well as products manufactured and sold by SWISSRAY under the SWISSRAY trademark or tradename that are new iterations thereof, so long as such new iterations use the same core technology as described in Exhibit
               A. No other SWISSRAY product, whether or not sold under the SWISSRAY trademark or tradename, is intended to be encompassed within the definition of PRODUCT.

         1.2 "Term" shall mean the period of time commencing on the Effective Date and ending upon termination of this Agreement as provided under section 14 of this Agreement.

         1.3   "Effective Date" shall mean the date first written above.

         1.4   "SIS"  shall  mean  Swissray  Information  Solutions,   Inc.,  an
               affiliate of SWISSRAY.

2.       HMSA APPOINTMENT; SCOPE OF APPOINTMENT.

         2.1 General Appointment. SWISSRAY hereby appoints HMSA, and HMSA hereby accepts appointment, solely to sell the PRODUCT directly to end users and to provide warranty service for the PRODUCT its sells, all subject to the terms and conditions of this Agreement, including the limitations set forth in sections 2.2 and 2.3 of this Agreement. See section 3.5 with respect to post-warranty service for PRODUCTS.

         2.2 Territories: HMSA is hereby authorized to sell the PRODUCT to end users within the geographical areas specified on Exhibit B, attached hereto and incorporated herein (the "Territory").

         2.3 SWISSRAY Reserved Accounts: Except with respect to the accounts listed in Exhibit C, attached hereto and incorporated herein (the "Reserved Accounts"), which are hereby reserved to SWISSRAY, SWISSRAY shall not sell the PRODUCT to customers within the Territory during the Term. SWISSRAY may sell PRODUCTS to the
               Reserved Accounts both within and outside the Territory. Notwithstanding anything in this Agreement to the contrary,

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               nothing  in  this  Agreement  shall  prohibit  SIS  from  selling
               PRODUCTS to any customer within the Territory as a part of the overall resolution of issues addressed by SIS. See Exhibit E.

         2.4 Notwithstanding anything to the contrary in this Agreement, HMSA is not authorized to sell and shall not sell PRODUCTS to the Reserved Accounts. HMSA shall not, except as otherwise set forth in this Agreement, be compensated by SWISSRAY for any sale by SWISSRAY to any Reserved Account.

         2.5 If HMSA determines to market, sell or service any direct digital radiographic system or computed radiography products (CR devices) that compete with PRODUCTS, HMSA shall give SWISSRAY immediate notice thereof and SWISSRAY shall have the right to presume that such intended action will occur and may terminate this Agreement immediately upon written notice to HMSA. Such termination by SWISSRAY shall be deemed a termination for cause as described in section 14.2, below.

         2.6 Except as specifically limited by this section 2, SWISSRAY and HMSA shall each have the right to sell and distribute any products and services within the Territory.

3.       HMSA'S  MARKETING  RESPONSIBILITIES.  HMSA  shall  have  the  following rights, and accepts and will perform the following responsibilities, at no additional cost or expense to SWISSRAY, at all times during the Term:

         3.1 Promote Products: HMSA will use all reasonable commercial efforts to promote the goodwill of SWISSRAY and to promote and sell PRODUCTS within the Territory in a manner that will emphasize their high quality, technology and utility. Specifically:

         3.1.1 HMSA shall develop sales incentives, sales support and other sales aids in support of the PRODUCT.

         3.1.2 Within three (3) months after the Effective Date, HMSA shall provide a direct mailing in support of the PRODUCT to its Magnetic Resonance Imaging product installed base within the Territory. SWISSRAY shall have the right to inspect, but not copy, the list of the recipients of all such mailings prior to the mailing being sent so that SWISSRAY may assure that it is being sent only within the Territory and not to Reserved Accounts.

         3.1.3 SWISSRAY and HMSA shall, to the extent reasonably practicable, coordinate public relations, advertising and other similar marketing activities and shall upon each party's prior written approval share on an equal basis the expenses of such marketing activities. The primary purpose of such activities shall be commercial sales of the PRODUCT.

         3.2   Reports and Records:

         3.2.1 HMSA shall provide SWISSRAY with reports during the Term, as follows: (A) monthly, at the end of each month during the Term:
               (i) a list of HMSA current sales leads or prospects; (ii) a rolling forecast of sales and PRODUCT requirements for the following six (6) month period of which the first ninety days' shall be considered firm orders and shall be accompanied by HMSA's purchase order, which shall be deemed accepted by SWISSRAY

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               unless HMSA is notified to the contrary  within ten (10) business days thereafter; (iii) the information required to be maintained by HMSA pursuant to section 3.2.2, below with respect to PRODUCTS sold by HMSA during the prior month; and (B) on a routine basis, but in no event less than monthly during the Term, a good faith update from the appropriate HMSA X-Ray specialist to his or her SWISSRAY regional representative counterpart of the marketing activities and the status of sales leads within such region, and
               (C) such other reports as may be reasonably requested by SWISSRAY from time to time. All reports submitted by HMSA shall become the property of SWISSRAY but shall be used solely for its own internal purposes.

         3.2.2 HMSA shall maintain accurate records that identify the Products (by model and serial number) it sells to all of its customers, such records to include, customer's name, address, telephone number and date of sale. HMSA shall also maintain all records required to be maintained under applicable federal laws and regulations, including as required by the Food, Drug and Cosmetics Act. Such records shall be made available to SWISSRAY for inspection and copying during HMSA's normal business hours upon at least twenty-four (24) hours' prior notice to HMSA, but in no event shall SWISSRAY be allowed to see or copy resale price information.

         3.2.3 HMSA shall notify SWISSRAY promptly of all complaints of its customers regarding the PRODUCTS. SWISSRAY shall have the right to communicate directly with such customer with respect to such complaint, but shall have no right to make, and shall not purport to have authority to make, any commitment on behalf of HMSA with respect thereto.

         3.3 Maintain Sales and Technological Expertise: Except as otherwise stated below, HMSA shall, at no cost or expense to SWISSRAY, employ and maintain sales and technical personnel sufficiently trained to assist its customers in the use of Products as solutions for end-user problems, to fill end-user needs and to provide installation, applications training and warranty service to its customers. SWISSRAY will rely upon HMSA to provide such value-added sales and technical and engineering service as a principal reason for entering into and continuing this Agreement. Without limiting this general obligation:

                  3.3.1 HMSA shall, maintain an aggressive outbound sales force which actively pursues (including, making field sales calls) opportunities to sell Products to end users, and which is technically trained as provided in section 3.3.2, below;

                  3.3.2 HMSA shall provide necessary training so that (1) its technical support and service engineer staff shall have a thorough familiarity with the specifications and technical features of Products, and (2) its sales personnel will have a full understanding of the technical features of, and know the competitive advantages of, PRODUCTS. HMSA shall participate in and otherwise cooperate with SWISSRAY in training programs which SWISSRAY may establish, and shall require its sales and technical staff to study all materials issued to HMSA by SWISSRAY for that purpose;

                  3.3.3    HMSA  acknowledges   receipt  of  SWISSRAY's  current
                           service engineer  prerequisite minimum  requirements.

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

                           HMSA shall review SWISSRAY's service engineer prerequisite minimum requirements, and shall require its x-ray service engineers to meet such requirements as the same may be reasonably amended by SWISSRAY from time to time, including without limitation, with respect to NT Workstation, DICOM and Ethernet connectivity; and

                  3.3.4 HMSA will provide applications training, at its own expense, to customers in connection with HMSA's PRODUCT sales. SWISSRAY shall provide the entire requisite documentation and software to support applications training and shall provide a "train the trainer" session for one HMSA applications person. See Exhibit D.

         3.4 Warranty Service: HMSA shall perform all warranty repairs and parts replacements for PRODUCTS sold by HMSA, using SWISSRAY Spare Parts (defined in section 8.1, below), as may be required by SWISSRAY's End-User Warranty (defined in section 11.1, below) using, among other things, the Activation Codes made available to HMSA by SWISSRAY in accordance with section
                  6.3. All such warranty repairs and parts replacements shall be conducted in accordance with SWISSRAY's warranty service policies and procedures as they may be amended from time to time in SWISSRAY's sole, absolute discretion. HMSA acknowledges receipt of SWISSRAY's current warranty service policies and procedures manual.

                  3.4.1 In connection with its warranty service obligations, HMSA shall return parts replaced under the End-User Product Warranty to SWISSRAY and HMSA shall pay all expenses for transporting and insuring such defective parts one-way to SWISSRAY. SWISSRAY shall not accept defective parts directly from HMSA customers, unless authorized in writing by HMSA to do so. SWISSRAY shall pay all expenses for transporting and insuring replacement parts for such parts that it confirms are defective.

                  3.4.2 For the period of either (a) fifteen (15) months from SWISSRAY's delivery of PRODUCT to HMSA or to the destination specified in HMSA's order; or (b) twelve
                           (12) months after HMSA completes installation of PRODUCT at HMSA's customer's site, whichever is shorter, SWISSRAY shall issue a credit to HMSA for the net cost of Spare Parts used by HMSA as replacement parts under SWISSRAY's End-User Product Warranty. SWISSRAY reserves the right to verify defects in parts before it issues a Spare Parts credit to HMSA. HMSA acknowledges and agrees that no additional consideration shall be due to HMSA for labor, administrative or other costs associated with warranty work performed by HMSA under this Agreement.

                  3.4.3 Within seven (7) days following the expiration or earlier termination of this Agreement, HMSA shall notify SWISSRAY in writing whether HMSA elects to continue to provide warranty service as required by this Agreement for HMSA's customers of PRODUCTS. The obligations set forth in this section 3.4.3 shall survive the expiration or earlier termination of this Agreement. If HMSA fails to notify SWISSRAY that it elects to continue to provide warranty service as required by this Agreement, SWISSRAY shall have the right, at its option, to assume such warranty service obligations.

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

                  3.4.4 HMSA shall not contract with any third party to perform any of its installation or warranty services under this Agreement without the prior written consent of SWISSRAY in each instance.

         3.5 Post-Warranty Service: HMSA may, but shall not be obligated to, provide post-warranty service for PRODUCTS sold and installed by HMSA in the Territory. HMSA acknowledges and agrees that, except to the extent of its obligations under sections 8 and 11.2.2, SWISSRAY has no responsibility and assumes no liability for post-warranty service performed by HMSA.

         3.6      Act   Lawfully:  Each  of SWISSRAY  and HMSA shall comply with
                  all federal, state and local laws and regulations in performing its responsibilities under this Agreement and in all of its activities with respect to PRODUCTS.

         3.7      HMSA  shall  (1) at its own  expense,  except  as set forth in section 3.4.2, install and service the PRODUCTS in accordance with SWISSRAY's published specifications, installation procedures, maintenance manuals and user manuals; and (2) not modify PRODUCTS or Spare Parts without the prior written consent of SWISSRAY.

         3.8 The parties acknowledge that the services of SIS may be significant to the proper systems integration and operation of PRODUCTS. Therefore, whenever HMSA shall receive an inquiry from a customer or potential customer of PRODUCTS that is within the consulting or connectivity services offered by SIS, HMSA shall consult with SIS with respect thereto and shall direct such customers or potential customers to SIS in Gig Harbor, Washington, tel. No. (253) 858-3330.

4. SWISSRAY'S RESPONSIBILITIES. SWISSRAY accepts and will perform the following responsibilities at no additional cost or expense to HMSA except as otherwise stated:

         4.1 The scope of the technical support, documentation and training to be supplied by SWISSRAY is defined in Exhibit D attached to this Agreement and incorporated herein. The technical support, documentation and training to be supplied by SWISSRAY shall include a general indoctrination of PRODUCT knowledge.

         4.2 SWISSRAY shall provide HMSA at no cost with four (4) complete sets of operation manuals, installation manuals and all other service documents for the PRODUCTS upon execution of this Agreement, and thereafter during the Term, shall provide at no cost to HMSA updates to these documents from time to time.

         4.3 SWISSRAY shall use its reasonable best efforts to provide HMSA with access to the installed base of SWISSRAY PRODUCTS for demonstration and testimonial purposes. Access, in each instance, to the SWISSRAY installed base shall be solely with SWISSRAY's prior written authorization.

         4.4 For promotion purposes, SWISSRAY shall assist HMSA at mutually agreed upon industry trade-shows. The extent of such assistance by SWISSRAY shall be mutually agreed upon on a case by case basis.

         4.5 Subject to section 6.3, below, SWISSRAY shall, until the first anniversary of the Effective Date, provide to HMSA at SWISSRAY's sole cost and expense "SwissVision" software and images that will allow HMSA to produce clinical images to support HMSA's sales effort. HMSA will provide the laser

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

                  camera and manpower to produce such images.

         4.6 SWISSRAY shall provide HMSA, at HMSA's expense (less an initial one-time credit of $5,000.00 ) with sales support materials, including sales brochures, financial proformas and sample images on X-Ray film in reasonable quantities to allow HMSA's to fulfill its obligations under this Agreement.

         4.7 SWISSRAY shall secure from SIS a letter substantially in the form of Exhibit E.
                          ---------

5.       PURCHASE OF PRODUCT AND SPARE PARTS BY HMSA.

         5.1 Governing Terms and Conditions. The terms and conditions solely and exclusively governing the sale of Products and spare parts for PRODUCTS ("Spare Parts") to HMSA will be as set forth in this Agreement. If the terms and conditions set forth in any document forming a part of any order for Products or Spare Parts placed by HMSA are different from or in addition to the provisions of this Agreement, the provisions of this Agreement shall prevail, and any such different or additional terms and conditions proposed by HMSA thereby will be deemed deleted and not binding or enforceable upon SWISSRAY and are hereby objected to by SWISSRAY.

         5.2 Ordering: HMSA purchase orders for PRODUCT or Spare Parts shall be addressed to:

                                            SWISSRAY America, Inc.
                                            5801 Soundview Drive, Suite 50
                                            Gig Harbor, WA  98355

                  All HMSA purchase orders must be submitted to SWISSRAY in writing and are subject to acceptance by SWISSRAY in writing (as provided in section 3.1.2 with respect to PRODUCTS). Any shipment of Products or Spare Parts to HMSA in whole or in partial fulfillment of any order will not be deemed to constitute an acceptance by SWISSRAY of any of the terms and conditions of such order, except as to identification of Products or Spare Parts, as the case may be, and the quantities involved, unless otherwise expressly agreed to in writing by SWISSRAY.

         5.3      Delivery:
                  --------

                  5.3.1 SWISSRAY shall use its reasonable best efforts to deliver the PRODUCT not later than ninety (90) days from the date of the HMSA purchase order, unless otherwise requested by HMSA and agreed to in writing by SWISSRAY.

                  5.3.2 SWISSRAY shall use its reasonable best efforts to ensure that (i) lead times for shipment of Spare Parts shall not exceed seven (7) days from HMSA's purchase order date, and (ii) emergency orders for Spare Parts shall be shipped within three (3) days after purchase order date. SWISSRAY shall make direct deliveries of emergency orders to customers of HMSA on behalf of HMSA only upon prior written instructions by HMSA.

         5.4 Order Cancellations by HMSA. No purchase order for PRODUCTS accepted by SWISSRAY may be revoked or cancelled by HMSA, in whole or in part, except with SWISSRAY's written consent and upon the following terms:

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                  5.4.1    HMSA shall pay SWISSRAY 33% of the purchase price for
                           purchase   orders   cancelled   or  revoked   between
                           forty-five (45) and ninety (90) days of the delivery date;

                  5.4.2 HMSA shall pay SWISSRAY 66% of the purchase price for purchase orders cancelled or revoked between fifteen
                           (15) and  forty-four  (44) days of the delivery date;
                           and

                  5.4.3 HMSA shall pay SWISSRAY 75% of the purchase price for purchase orders cancelled or revoked between one (1) and fourteen (14) days of the delivery date.

         The  cancellation  payments  required under sections  5.4.1,  5.4.2 and
         5.4.3 shall not apply to cancellations, in whole or in part, by HMSA of its purchase order for PRODUCT accepted by SWISSRAY if such cancellation by HMSA is exclusively caused by a modification to PRODUCT by SWISSRAY that materially and adversely affects functional specifications and with respect to which SWISSRAY receives written confirmation from HMSA's customer that as a result of such modification, such HMSA customer cancelled its order with HMSA.

6.       CONTINGENCY PLAN, INTELLECTUAL PROPERTY.

         6.1 In order to ensure the availability and quality of service and Spare Parts hereunder, SWISSRAY shall maintain a complete and up-to-date set of (a) drawings of Spare Parts; (b) documentation necessary for the repair of detectors; (c) contact information for third party vendors of Spare Parts; and (d) the Activation Code described in section 6.3 in an escrow location mutually agreed upon for the deposit of such documentation pursuant to the terms of a Technology Escrow Agreement among SWISSRAY, HMSA and Data Securities International, Inc. substantially in the form of Exhibit H (the "Technology Escrow Agreement"), which is being entered into by such parties contemporaneously with the execution and delivery of this Agreement. HMSA shall have access to such documentation solely upon (a) SWISSRAY, its successors or assigns ceasing to engage in the sale of PRODUCTS or Spare Parts; (b) the events set forth in section 14.2.1 below shall occur to SWISSRAY and not be cured as provided therein; or (c) provided that HMSA is not in breach of this Agreement, if SWISSRAY fails to make Spare Parts available to HMSA as may be required by this Agreement for a period of ninety (90) days. HMSA's access to the escrow, if any, shall be for the sole purpose of fulfilling HMSA's warranty and post-warranty service obligations to its customer base of installed PRODUCTS. The provisions of this section 6.1 shall survive the expiration or earlier termination of this Agreement. In the event SWISSRAY shall terminate this Agreement for cause as set forth in section 14.2, the Technology Escrow Agreement shall be simultaneously terminated and the escrowed documentation shall be returned to SWISSRAY in accordance with the terms and conditions of the Technology Escrow Agreement.

         6.2 HMSA hereby acknowledges that SWISSRAY and its parent and affiliates, have legally protected rights and interests in Products, software, tradenames, trademarks, logos, insignias and all other proprietary information and things, tangible and intangible, whether or not registered (the "Intellectual Property Rights"). HMSA will not imitate Products or infringe upon SWISSRAY's Intellectual Property Rights in any way whatsoever. HMSA shall immediately notify SWISSRAY in writing upon learning that a third party is or may be violating SWISSRAY's Intellectual Property Rights.

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

         6.3 SWISSRAY hereby grants to HMSA the nonexclusive, nontransferable, nonsublicensable right: (a) to demonstrate and evaluate (but not otherwise use) software associated with the PRODUCT; and (b) to use the activation codes provided by SWISSRAY to HMSA so that HMSA can have access to the diagnostic software resident within the PRODUCT (the
                  "Activation Code") solely for the purpose of servicing the PRODUCT sold by HMSA and for no other purpose. HMSA will not, and will not allow any other person to, make any copies of such software, to modify, disassemble or decompile any such software, or to remove, obscure or alter any notice of patent, trademark, copyright or trade name on such software. No title, ownership or proprietary right to any such software, Activation Codes or other Intellectual Property Rights is granted or transferred by virtue of this Agreement. The provisions of this Section 6.3 shall survive the expiration or earlier termination of this Agreement.

         6.4 HMSA shall not use the "SWISSRAY" name or any of the Intellectual Property Rights without SWISSRAY's prior written consent, except that the name "SWISSRAY" may be used in connection with the sale of Products, but only if due regard is given to proper trademark use and the ownership by SWISSRAY of its name and mark. Without limiting the generality of the foregoing, HMSA will not use any trademark or tradename owned by SWISSRAY, or its parents or affiliates, either alone or with any other word or words as part of HMSA's trade or corporate name or in any advertising, without the express written consent of SWISSRAY. HMSA will not remove any such trademark or tradename from any Products, Spare Parts or other literature or materials provided to HMSA by SWISSRAY. Upon the termination or expiration of this Agreement, HMSA will discontinue completely any use of any of SWISSRAY's trademarks or tradenames as set forth in section 15.3, below.

         6.5 HMSA acknowledges that, should it breach its covenants as set forth in sections 6.2, 6.3, or 6.4 above, or section 13, below, SWISSRAY will be irreparably harmed, that money damages alone would not provide an adequate remedy, and that therefore SWISSRAY shall be entitled to an injunction preventing HMSA from further breaching such covenants without any further or more particularized showing of irreparable injury or the posting of a bond or other security. Such an injunction may be applied for before any Court having jurisdiction thereof. In any such proceeding, SWISSRAY will also be entitled to recover damages only as set forth in section 11.6 of this Agreement.

7.       MODIFICATION OF PRODUCT.

         7.1 SWISSRAY may modify the PRODUCT in its sole, absolute discretion prior to delivery of PRODUCT. If such modifications materially affect specifications or FDA submissions, SWISSRAY shall use its best efforts to notify HMSA of such modifications in writing at least ninety (90) days prior to first delivery of the modified PRODUCT. In no event will SWISSRAY be obligated to make any such modification to Products previously supplied to HMSA or to continue to supply Products as made prior to such modification.

         7.2 Modifications of PRODUCT which, in SWISSRAY's sole discretion, are based upon safety or legal concerns shall be implemented by SWISSRAY as promptly as may be practicable under the circumstances. Notwithstanding anything to the contrary in this Agreement, SWISSRAY may, in its sole discretion, suspend sales and shipment of PRODUCTS or Spare Parts for safety reasons without liability to HMSA.

         7.3 SWISSRAY shall send HMSA all field change orders relating to the PRODUCT in writing. HMSA shall promptly implement such field change orders within the time period referenced in such field change order. Field change orders shall contain at least the following information:

                  (a)      Reason for change;
                  (b)      Designation of PRODUCT concerned by serial number(s);
                  (c) Importance of modification (immediately, next service call optionally);
                  (d)      Time required for work, and
                  (e)      Instructions for implementation.

         7.4 If, in SWISSRAY's sole judgment, safety-related field change orders to PRODUCT are required by law, the costs of material in respect of such field change orders shall be borne by SWISSRAY and the cost of labor to implement same shall be borne by HMSA. In all other cases, unless a field change order is required by SWISSRAY solely for its convenience, in which case SWISSRAY shall bear the cost of material and labor in respect thereof, the cost of materials and labor associated with a field change order shall be borne by HMSA.

         7.5 SWISSRAY shall promptly respond to HMSA's written concerns relating to safety problems.

8.       SPARE PARTS, POST WARRANTY SERVICE.

         8.1 SWISSRAY shall make available to HMSA a complete list of Spare Parts arranged according to SWISSRAY's part numbers. The Spare Parts list shall be revised by SWISSRAY as necessary to be kept up-to-date and shall cross reference HMSA part numbers.

         8.2 Spare Parts shall be packed and labeled to identify the contents of each package in accordance with the Spare Parts list. Labeling shall indicate the respective revision level, if any, of Spare Parts.

         8.3 For a period of seven (7) years following shipment of each PRODUCT under this Agreement, SWISSRAY shall supply HMSA with Spare Parts for such PRODUCT at the then current list price, less any applicable discount. Thereafter, if any Spare Part is not available for purchase, SWISSRAY shall make reasonable efforts to re-engineer the fit or function of similar Spare Parts, if any, for a reasonable fee.

         8.4 Spare Parts shall be of the same quality as the parts installed in the PRODUCTS.

         8.5 The parties acknowledge the importance of post-warranty service to the proper operation of PRODUCTS. Therefore, if HMSA determines at any time that it will not, itself, satisfy any one or more post-warranty service contracts for PRODUCTS, HMSA shall provide SWISSRAY with the first opportunity to assume HMSA's obligations under such contracts.

9.       PRICES AND TERMS OF PAYMENT.

         9.1 The prices for PRODUCT (the "Prices") are stated in Exhibit F, attached to this Agreement and incorporated herein. Prices include packaging, packing and are FOB to SWISSRAY's US shipping point.

         9.2      Terms of payment:

                  For PRODUCT:

                  10% upon date of order
                  70% upon tender of delivery to the shipping address in HMSA's Purchase Order 20% 30 days after tender of delivery to the shipping address in HMSA's Purchase Order

                  For Spare Parts:

                  100% 30 days after tender of delivery to the shipping address in HMSA's Purchase Order

         9.3 The Prices listed on Exhibit F shall remain in effect for all Products or Spare Parts ordered prior to the first anniversary of the Effective Date. For any PRODUCT ordered thereafter, SWISSRAY may change the price by written notification to HMSA ninety (90) days prior to the date the price change will become effective, provided that, no price change shall affect PRODUCT orders placed by HMSA prior to effective date of the price changes.

10.      SHIPPING, TAXES, TITLE, RISK OF LOSS, Force Majeure.
         ---------------------------------------------------

         10.1 At the time of shipment of PRODUCTS to HMSA, SWISSRAY shall furnish HMSA with at least the following information:

                  (a)      Purchase order number
                  (b)      Transportation information
                  (c)      Serial number of the PRODUCT

         10.2     Shipment.
                  --------

                  10.2.1 Shipment Terms. Delivery and price terms for PRODUCT and Spare Parts are F.O.B. to SWISSRAY's U.S. shipping point. Thereafter, HMSA shall bear all costs, insurance premiums, freight and all other charges and expenses incurred after SWISSRAY has placed Products or Spare Parts in the custody of a carrier. All such costs, charges and expenses will be included on SWISSRAY's invoice and will be paid by HMSA in accordance with the terms of this Agreement. The method and route of shipment shall be as set forth on HMSA's purchase order. If the method and route of shipment are not specified on HMSA's purchase order, the method and route of shipment shall be at SWISSRAY's discretion.

                  10.2.2 Separate Shipments. Each shipment of Products or Spare Parts to HMSA will constitute a separate sale obligating HMSA to pay therefor, whether such shipment is in whole or in partial fulfillment of HMSA's purchase order or confirmation for such Products or Spare Parts, as the case may be.

                  10.2.3 Suspension of Shipment. In the event of a default by HMSA under this Agreement, SWISSRAY may decline, at its sole option, to make further shipments under any and/or all orders for Products or Spare Parts under this Agreement. If SWISSRAY elects to continue shipments, such continuation will not constitute a waiver of such default, nor will such continuation in any way limit SWISSRAY's legal remedies for such default.

                  10.2.4 Shipment Allocation. If PRODUCTS are in short supply, SWISSRAY reserves the right to allocate shipment of orders and back orders for all PRODUCTS among HMSA, other customers and itself in its sole, absolute discretion. SWISSRAY shall notify HMSA in the event of a change in the status of HMSA's deliveries under this section 10.2.4.

                  10.2.5 Shipment Directly to Customer. Notwithstanding anything in this Agreement to the contrary, if
                           SWISSRAY  shall  suspend  shipments  as  provided  in
                           section 10.2.3, SWISSRAY shall have the right, without liability, to ship suspended PRODUCTS directly to the HMSA customer to whom the suspended shipment was due for SWISSRAY's own account. HMSA shall cooperate with SWISSRAY to assure the completion of such shipment.

         10.3 Taxes. Federal, state and municipal taxes now or hereafter imposed in respect of the sale, use, production, manufacture, delivery or transportation of Products or services of SWISSRAY (except SWISSRAY's income taxes not levied in lieu of any of the foregoing) will be added to and become a part of the price of Products payable by HMSA. Such taxes required by law to be collected or paid by SWISSRAY will be additional to prices quoted on Exhibit F, will be included on SWISSRAY's invoice and will be paid by HMSA unless HMSA supplies tax exemption certificates in form satisfactory to SWISSRAY.

         10.4. Title and Risk of Loss. All shipments from SWISSRAY's U.S. shipping point are made at HMSA's risk. Title to PRODUCTS and risk of loss of or damage to Products or Spare Parts will pass to HMSA upon SWISSRAY placing Products or Spare Parts in the custody of a carrier for shipment to HMSA. It will be the sole responsibility of HMSA to file all claims for shipment damage or loss with the carrier but SWISSRAY will cooperate with HMSA in such effort.

         10.5. Force Majeure. Notwithstanding anything in this Agreement to the contrary, SWISSRAY shall not be liable for loss or damage of any kind resulting from delay or inability to deliver, or failure to deliver, caused directly or indirectly by: acts of God or the public enemy; accidents; strikes or differences with labor; inability to obtain labor, material, equipment or transportation; compliance with or the operation of any applicable legislation, regulation, directive, ruling, judgment or order of any governmental unit or any court or other competent governmental authority or matters covered by section 7.2, above; or any other thing, similar or dissimilar, beyond SWISSRAY's absolute and unconditional control. SWISSRAY shall not be required to use overtime labor, nor to expend any monies whatsoever, to cure any such delay or failure to deliver. In the event of any partial failure to deliver, SWISSRAY will have the right to receive payment pro rata for such of Products or Spare Parts as it did in --- ---- fact deliver, whether or not delivery of the same may have been delayed.

11.      WARRANTY, LIMITATION OF DAMAGES.

         11.1 End-User Product Warranty. SWISSRAY extends a warranty for Products directly to end-users of the Products (the "End-User Product Warranty"). SWISSRAY's current End-User Product Warranty is attached as Exhibit G. As set forth in Exhibit G, the End-User Product Warranty shall be in effect for twelve
                  (12) months from the date of completion of the installation of the PRODUCT at HMSA's customers' site. Replacement parts shall be warranted for the remainder of the original warranty period.

         11.2     SWISSRAY Warranties to HMSA.
                  ---------------------------

                  11.2.1 General: SWISSRAY warrants to HMSA that: (1) HMSA shall acquire good title to the PRODUCTS free and clear of all liens and encumbrances; (2) there is no pending litigation or, to the knowledge of SWISSRAY, any existing claim involving the PRODUCT that adversely affects HMSA's rights or obligations under this Agreement in respect of the PRODUCT; (3) SWISSRAY's sale of the PRODUCT to HMSA as contemplated by this Agreement will not violate any contract, agreement or understanding to which SWISSRAY is a party or by which SWISSRAY is bound;
                           (4) throughout the Term of this Agreement, SWISSRAY shall have the right to continue to sell PRODUCT to HMSA.

                           In addition, SWISSRAY warrants to HMSA that, at the time of sale by SWISSRAY, the PRODUCT (1) shall comply with all applicable United States laws and regulations including but not limited to safety standards and FDA requirements related to the manufacture or sale of PRODUCTS; and (2) shall be listed by UL as appropriate and labeled accordingly. SWISSRAY shall certify compliance with any such applicable laws and regulations, shall maintain any UL listing and shall maintain required FDA records throughout the Term.

                  11.2.2 Spare Parts: SWISSRAY warrants to HMSA only that Spare Parts will be free from defects in material and workmanship at the time of delivery to HMSA. For a period of twelve (12) months thereafter (the "Spare Parts Warranty Period"), SWISSRAY in its sole, absolute discretion, as HMSA's exclusive remedy under this section 11.2.2, will either repair Spare Parts found by SWISSRAY to be defective, or replace such defective Spare Parts, with new or refurbished equivalent Spare Parts. Repaired or replacement Spare Parts are warranted under the terms of this warranty for the remainder of the original Spare Parts
                           Warranty Period. Exchanged Spare Parts become the property of SWISSRAY.

                           This Spare Parts warranty shall not apply if warranty service is necessitated in whole or in part by: (1) Spare Parts having been abused or damaged by casualty or accident or Spare Parts not used in accordance with SWISSRAY's manuals or publications, (2) Spare Parts having been serviced or modified other than by SWISSRAY, or the use of parts or software not sold by SWISSRAY for the Spare Parts, (3) failure to maintain the environmental conditions prescribed by SWISSRAY for Spare Parts, or (4) deviation from SWISSRAY's recommended maintenance procedures for Spare Parts.

         11.3 No Other SWISSRAY Warranty. Except as set forth in section 11.2, above, SWISSRAY makes no warranties, guarantees or representations, express or implied, to HMSA with respect to Products, Spare Parts or otherwise. ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED

                  WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR USE OR FOR A PARTICULAR PURPOSE ARE HEREBY EXCLUDED AND DISCLAIMED.

         11.4 HMSA Warranty to SWISSRAY. HMSA warrants that it shall (1) install and service the PRODUCTS in accordance with SWISSRAY's published specifications, installation procedures, maintenance manuals and user manuals; (2) not modify PRODUCTS or Spare Parts; and (3) comply with all applicable federal, state and local laws, rules, regulations and ordinances including but not limited to safety standards and FDA requirements, related to HMSA's obligations under this Agreement.

         11.5 No Warranty by HMSA to Customers. HMSA will not make any warranties, representations or guarantees to any person, either orally or in writing, in the name or on behalf of
                  SWISSRAY with respect to Products (or their features or specifications) or otherwise, except as set forth in SWISSRAY's written literature distributed by SWISSRAY for that purpose.

         11.6     Damage Limitations

                  11.6.1 EXCEPT AS PROVIDED IN SECTION 11.6.2 WITH RESPECT TO DIRECT DAMAGES ARISING OUT OF CLAIMS RELATED TO PRODUCT OR SPARE PARTS ORDERS AND EXCEPT AS PROVIDED IN SECTION 12 WITH RESPECT TO THIRD PARTY CLAIMS, UNDER NO CIRCUMSTANCE WILL SWISSRAY OR HMSA BE LIABLE FOR ANY DAMAGES, UNDER ANY LEGAL THEORY, INCLUDING, WITHOUT LIMITATION, BREACH OF WARRANTY, DIRECT, INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES (EXCEPT FOR CONSEQUENTIAL DAMAGES RELATING TO PERSONAL INJURY IN JURISDICTIONS WHERE SUCH DAMAGES MAY NOT BE DISCLAIMED AS A MATTER OF LAW) OR LOSS OF PROFITS, SUSTAINED BY THE OTHER PARTY, OR BY ANY PERSON DEALING WITH SUCH OTHER PARTY IN CONNECTION WITH ANY PRODUCT OR SPARE PARTS ORDER OR PRODUCTS OR SPARE PARTS COVERED THEREBY.

                  11.6.2 THE LIABILITY OF EITHER PARTY, IF ANY, FOR DIRECT DAMAGES IN CONNECTION WITH A BREACH OF THE TERMS AND CONDITIONS OF THIS AGREEMENT, REGARDLESS OF THE DELIVERY OR NON-DELIVERY OF PRODUCTS OR SPARE PARTS, WILL NOT, IN ANY EVENT, BE GREATER THAN THE ACTUAL PURCHASE PRICE PAID OR TO BE PAID BY HMSA'S CUSTOMER FOR THE PRODUCTS OR SPARE PARTS WITH RESPECT TO WHICH SUCH CLAIM IS MADE.

         11.7 The provisions of this section 11 shall survive the expiration or earlier termination of this Agreement.

12.      THIRD PARTY CLAIMS.

         12.1 SWISSRAY shall indemnify, hold harmless and defend HMSA, its parents, subsidiaries and affiliates and its and their officers, directors, agents, employees and each of their successors and assigns (the "HMSA Indemnified Parties") from and against or, in SWISSRAY's sole absolute discretion, shall settle, any and all third-party claim, loss, liability, cost, damage and expense including, without limitation, reasonable attorneys' fees, with respect to which HMSA or the HMSA Indemnified Parties may suffer (collectively, "Losses") arising out of (1) alleged product liability solely in connection with the design or manufacture of the Products; (2) SWISSRAY's material breach of this Agreement by act or omission of SWISSRAY, its employees, agents, or contractors, or otherwise; and (3) alleged infringement of any patent, copyright, trademark, trade secret or other intellectual property right solely in connection with the design or manufacture of the PRODUCTS (collectively, "Patent Claims"), provided that, SWISSRAY shall have no obligation for Losses for Patent Claims if PRODUCTS that are the subject of any Patent Claims have been altered or modified by HMSA or its customers or have been combined by HMSA with any other product or have been made to HMSA's specifications or custom made at HMSA's request.

                  12.1.1 Notwithstanding anything to the contrary in this Agreement SWISSRAY's liability for Losses indemnified under 12.1(2) (but not under 12.1(1) or 12.1(3))
                           shall be limited to the actual purchase price paid by HMSA's customer for Spare Parts or PRODUCTS with respect to which such claim for Losses is made.

                  12.1.2 In the event a claim is made against SWISSRAY that PRODUCT or Spare Parts infringe the intellectual property rights of any third party, SWISSRAY may at its option (a) obtain a license for HMSA and its customers to continue to use or to sell the infringing PRODUCT; or (b) replace or modify the PRODUCT so that it performs substantially in accordance with its specifications and avoids the alleged infringement. Moreover, SWISSRAY may cancel all orders for PRODUCT or Spare Parts effected by such Patent Claim and, in such event, HMSA shall use commercially reasonable efforts to mitigate its damages. HMSA acknowledges and agrees that SWISSRAY's liability for cancelling orders for PRODUCT or Spare Parts pursuant to this section 12.1.2 shall be limited to the purchase price that would have been paid by HMSA's customer for such cancelled PRODUCTS or Spare Parts.

         12.2 HMSA shall indemnify, hold harmless and defend SWISSRAY and its parents, subsidiaries and affiliates and its and their officers, directors, agents, employees and each of their successors and assigns (the "SWISSRAY Indemnified Parties") from and against or, in HMSA's sole absolute discretion, shall settle, any and all third-party claim, loss, liability, cost, damage and expense, including, without limitation, reasonable attorneys' fees, which SWISSRAY or the SWISSRAY Indemnified Parties may suffer arising out of (1) any act or omission of HMSA, its employees, agents or contractors in connection with the satisfaction of HMSA's obligations under this Agreement; and (2) HMSA's material breach of this Agreement, including its obligations described in Exhibit C.

12.3              The   indemnifications  set forth above are conditioned  upon
                  HMSA or SWISSRAY, as the case may be, giving the other party prompt notice if its receipt of a claim for which indemnification  is  sought  hereunder.  The indemnified party shall, at no out-of-pocket expense to the indemnifying party, cooperate with the indemnifying party in respect of the defense of such matter. The indemnified party shall have the right, without affecting its indemnity hereunder, to participate in the administration, defense or settlement of any such matter at its own expense and with counsel of its own choosing. The indemnifying party shall not settle any claim indemnified hereunder without the written consent of the indemnified party unless the indemnified party is given a full and unconditional release in respect of such matter.

12.4 The provisions of this section 12 shall survive the expiration or earlier termination of this Agreement.

13.      CONFIDENTIALITY.

         13.1 Each Party shall keep confidential the Intellectual Property Rights, Activation Codes, technical data, past, present and future business plans, concepts and designs, drawings, sketchings, techniques, technologies, systems, processes, know-how, trade secrets and/or information identified as confidential (hereinafter referred to as "CONFIDENTIAL
                  INFORMATION") that it receives from the other party. The receiving party agrees not to reproduce, disclose such CONFIDENTIAL INFORMATION to any third party, or to use it for any purpose not authorized by the disclosing party. The receiving party agrees to instruct its employees having access to such CONFIDENTIAL INFORMATION of receiving party's confidentiality obligations, and further agrees to restrict access of such CONFIDENTIAL INFORMATION to employees or agents who have a need to know pursuant to their scope of employment or agency arrangement. The receiving party agrees to hold the disclosing party's CONFIDENTIAL INFORMATION in confidence and to protect such information with the same degree of care used in protecting the receiving party's similar information, but in no event, with less than a reasonable degree of care.

         13.2 This confidentiality obligation shall not apply to know-how, data and/or information which is:

                  13.2.1   demonstrated  to be available  from public sources or
                           in  the  public  domain   through  no  fault  of  the
                           receiving party, its employees or agents;

                  13.2.2 demonstrated to be received at any time from any third party without breach of a nondisclosure obligation or obligation of secrecy to the disclosing party or any other party;

                  13.2.3 demonstrated through proper documentation to have been developed independently by the receiving party without reliance on the disclosing party's CONFIDENTIAL INFORMATION or to have been in the possession of the receiving party prior to its disclosure by disclosing party;

                  13.2.4 required to be disclosed by judicial or governmental order, provided that, the disclosing party is given prompt written notice of a request or demand for disclosure to enable it to seek a protective order or similar relief; or

                  13.2.5   approved for  disclosure by prior written  consent of
                           an  authorized   corporate   representative   of  the
                           disclosing party.

         13.3 The provisions of this section 13 shall survive the expiration or termination of this Agreement.

14.      TERM AND TERMINATION.

         14.1 Term. Unless earlier terminated pursuant to section 14.2, below, this Agreement shall remain in force until the first anniversary of the Effective Date (the "Term"). This Agreement may be renewed for additional periods if each party gives written notice of its intent to renew to the other party not less than sixty (60) days' prior to the expiration of the initial or any renewal period. SWISSRAY and HMSA shall consult during the tenth (10th) month following the Effective Date to consider whether to renew this Agreement and if so, for how long and whether the renewal will be for an expanded territory or otherwise. In reaching such decisions, SWISSRAY shall place substantial weight on HMSA's performance in respect of purchase volumes and future commitments to purchase PRODUCTS. Assuming that HMSA can meet SWISSRAY's marketing needs in SWISSRAY's sole, good faith discretion, it is SWISSRAY's present intent to expand the Territory up to and including exclusivity throughout the United States.

                  If, after the expiration of the Term, the Agreement has not been renewed as above provided, and if the parties nonetheless continue to do business, then the Agreement will continue in effect subject to all of the terms and conditions set forth herein, except that it will be terminable by either party, with or without cause, for any reason or for no reason, upon 30 days' written notice to the other party.

         14.2 Termination for Cause. Notwithstanding the Term hereof, this Agreement may by written notice be terminated and canceled at the option of the party having such right as follows:

                  14.2.1 By either Party in the event that the other Party voluntarily files a petition in bankruptcy or has such a petition involuntarily filed against it, or is placed in an insolvency proceeding, or if an order is entered appointing a receiver or trustee for or a levy attachment is made against a substantial portion of its assets which voluntary petition, involuntary petition, insolvency proceeding or order shall not be vacated, set aside or stayed or a plan of reorganization shall not accepted within 120 days after its initiation, or if any assignment for the benefit of its creditors is made;

                  14.2.2 By SWISSRAY in the event HMSA shall have infringed SWISSRAY's Intellectual Property Rights or breached its obligations in section 13, above;

                  14.2.3   By  either  Party in the event  that the other  Party
                           shall have failed to cure, upon 30 days' prior written notice, any breach of a covenant, representation or warranty made or to be performed hereunder.

                  14.2.4 By either Party in the event the other Party shall merge or consolidate with or into any other entity, or if either Party shall sell or otherwise dispose of its capital stock or substantially all of its assets.

15. PROVISIONS AFTER TERMINATION OF THE AGREEMENT. If this Agreement expires or is sooner terminated:

         15.1 SWISSRAY shall continue to supply to HMSA PRODUCT to fulfill HMSA's open sales orders to HMSA customers prior to notice of termination of this Agreement, except that, SWISSRAY may demand full payment immediately upon tender of delivery of PRODUCT to the destination stated in HMSA's purchase order.

         15.2 SWISSRAY may declare all sums owing from HMSA immediately due and payable, notwithstanding any credit terms previously extended or in effect, if SWISSRAY terminates this Agreement for cause in accordance with section 14.2.

         15.3 HMSA shall immediately discontinue use, direct or indirect, of the Intellectual Property Rights, except that, HMSA may provide post-warranty service for PRODUCTS to its customers and SWISSRAY shall continue to supply Spare Parts therefor pursuant to section 8.3, above.

         15.4 Nothing contained herein is intended to prejudice any rights of the Parties hereto that have accrued prior to the termination of this Agreement in accordance with its terms or otherwise, or any rights of the Parties that are intended to survive any such termination.

16.      ARBITRATION AND GOVERNING LAW.

         16.1 Arbitration. Except as provided in section 6.5, above, and except with respect to disputes as to indebtedness arising out of the sale of Products or Spare Parts, any controversy or claim arising out of or relating to this Agreement or the breach thereof, whether common law or statutory, including without limitation claims asserting violations of the antitrust laws or RICO, shall be settled exclusively by arbitration in New York, New York, using the American Arbitration Association.

         16.2 Governing Law. The arbitrators shall apply the internal law of the State of New York, excluding its conflict-of-laws principles, in determining the rights, obligations and liabilities of the parties. The arbitrators shall not have the power to alter, modify, amend, add to or subtract from any term or provision of this Agreement, nor to grant injunctive relief, including interim relief, of any nature, nor to award punitive damages of any nature. In all other respects, the Commercial Arbitration Rules of the American Arbitration Association shall govern the arbitration. Judgment on the award of the arbitrators may be entered by any Court having jurisdiction to do so, and the parties to this Agreement hereby irrevocably consent and submit to the exclusive personal jurisdiction and venue of the United States District Court for the Southern District of New York or the Supreme Court of the State of New York, County of New York, for that purpose as well as for any and all other permitted purposes in connection with this Agreement.

         16.3 Failure to Arbitrate. The failure or refusal of either party to submit to arbitration shall constitute a breach of this Agreement. If judicial action is commenced in order to compel arbitration, and if arbitration is in fact compelled, the Party that shall have resisted arbitration shall be required to pay to the other Party all costs and expenses, including reasonable attorneys' fees, that it incurs in compelling arbitration. All other fees and charges of the American Arbitration Association shall be borne by the losing Party or, in the event, neither Party is the losing party on all issues, as the arbitrators shall determine in their award.

         16.4 Matters Not Arbitrated. With respect to claims or controversies that are not the subject of arbitration pursuant to this Agreement, the rights and obligations of the parties under this Agreement will be governed by the internal law of the State of New York, exclusive of its conflict-of-laws principles. All such causes of action instituted by either party with respect to this Agreement will be brought solely in the United States District Court for the Southern District of New York, or, if that court lacks subject matter jurisdiction, then solely in the Supreme Court of the State of New York, County of New York. For this purpose, the Parties hereby irrevocably consent to the jurisdiction of the State of New York over their person, and waive any defense based upon improper venue, inconvenient venue or lack of jurisdiction.

17.      INSURANCE.

         SWISSRAY will provide HMSA with documentation of acceptable levels of product liability insurance coverage (minimum limits of five million dollars ($5,000,000) each occurrence and in the aggregate) naming HMSA as an additional insured, related to the PRODUCT.

18.      MISCELLANEOUS.

         18.1 All changes and amendments to this Agreement must be in writing, must recite that they are amendments or changes to this Agreement and must be signed by a corporate officer of HMSA and a corporate officer of SWISSRAY to be valid. This requirement of written form can only be waived in writing.

         18.2 Notices and communications between SWISSRAY and HMSA required by this Agreement shall be given in writing and sent by certified mail, postage prepaid and return receipt requested, or by fax to the following address of the parties or to such other address as the party concerned may subsequently notify in writing to the other party:

                  If to SWISSRAY to:      SWISSRAY America, Inc.
                                          320 West 77th Street, Suite 1A
                                          New York, New York 10024
                                          Attn: Mr. Ueli Laupper, Vice President
                                          Fax No.: 212-545-7912

                  With a copy to:         Piliero Goldstein Jenkins & Hall, LLP
                                          292 Madison Avenue
                                          New York, New York 10017
                                          Attn:  Edward J. Goldstein, Esq.
                                          Fax No.: 212-685-2028

                  If to HMSA to:          Hitachi Medical Systems America, Inc.
                                          1959 Summit Commerce Park
                                          Twinsburg, OH  44087
                                          Attn:  Mr. Richard L. Ernst, President
                                                 & CEO
                                          Fax No.: 330-425-1410

                  Any such notice if given or made by certified mail as aforesaid shall be deemed to have been received on the earlier of the-date actually received and the date five (5) calendar days after the same was posted and if given or made by fax shall be deemed to have been received at the time of dispatch, provided that, a copy of such fax notice is delivered by certified mail within five (5) calendar days after the same was faxed. If the date of deemed receipt is not a business day, the date of deemed receipt shall be the next such succeeding business day.

         18.3 No rights, duties, obligations or interests in this Agreement shall be assigned by either SWISSRAY or HMSA without the written consent of the other Party, and any attempted assignment, whether voluntarily, involuntarily, by operation of law or otherwise, shall be wholly void, totally ineffective, and of no force and effect, and shall not confer any rights of any kind upon the intended assignee.

         18.4 The Parties acknowledge and agree that the Parties are independent contractors. Nothing in this Agreement shall be deemed to establish or otherwise create or constitute a relationship of principal and agent or franchisor and franchisee between SWISSRAY and HMSA. Neither HMSA nor any of its agents or employees shall have any right or authority to assume or create any obligation of any kind, whether express or implied, on behalf of SWISSRAY or have any authority to bind SWISSRAY in any respect whatsoever. Neither HMSA nor SWISSRAY will represent itself, either directly or by implication, as franchisee or franchisor (as the case may be), agent, joint venturer, partner or representative of the other Party.

         18.5     The  titles  to  the  sections  in  this   Agreement  are  for
                  convenience of reference only and are not part of this Agreement and shall not in any way affect the interpretation thereof.

         18.6 In the event that any of the provisions of this Agreement or the application of any such provisions to the parties hereto with respect to their obligations hereunder will be held by a Court or other tribunal of competent jurisdiction to be unlawful, invalid, or void or unenforceable, the remaining provisions of this Agreement will remain in full force and effect and will in no way be affected, impaired or invalidated. In the event, however, that any law, order, regulation, direction, restriction or limitation, or interpretation thereof, will in the judgment of either Party substantially alter the relationship between the Parties under this Agreement, or the advantages derived from such relationship, either Party may request the other Party hereto to modify this Agreement, and, if, within 30 days subsequent to the making of such request, the Parties hereto are unable to agree upon a mutually satisfactory modification hereof, then either Party may terminate this Agreement without further cause on 30 days' notice to the other Party.

         18.7 This Agreement together with its Exhibits sets forth the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes and cancels any and all prior or contemporaneous discussions, negotiations, arrangements and agreements between them, express or implied, with respect to such subject matter. The Parties acknowledge that no representations or promises have been made to induce either of them to enter into this Agreement other than as may be specifically set forth herein.

         18.8 The failure or refusal by either Party to insist upon the strict performance of any provision of this Agreement or to exercise any right in any one or more instances or circumstances shall not be construed as a waiver of such right presently or as a modification or amendment of this Agreement, nor shall such failure or refusal be deemed a custom or practice contrary to such provision or right. A waiver of any default by either party of any of the terms and conditions of this Agreement shall not be deemed to be a continuing waiver or a waiver of any other default or of any other of these terms and conditions, but shall apply solely to the instances to which such waiver is granted.

         18.9 (a) This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto. (b) The rights of the Parties under this Agreement are for the sole benefit of SWISSRAY and HMSA and are not intended for any other person. (c) The words "including," "includes," "include" and "covering" as used in this Agreement mean, respectively, "including, without limitation," "includes, without limitation," "include, without limitation" and "covering, without limitation." (d) References to sections are to sections in this Agreement and in each case include references to all subsections under the referenced section. (e) The words "hereof" "herein" and "hereunder" and words of similar import shall refer to all applicable provisions of this document and not to any particular provision. (f) This Agreement is the result of negotiation and, accordingly, no presumption or burden of proof will arise with respect to any ambiguity or question of intent concerning this Agreement favoring or disfavoring any Party to this Agreement by virtue of the authorship of any provision of this Agreement. (g) Words denoting the singular tense or person shall include the plural and vice versa and references to the masculine gender shall, where the context permits, include the feminine and/or neuter genders and vice versa. (h) All references to statutory provisions shall include all amendments and re-enactments thereof. (i) The obligations of the parties that expressly survive the expiration or termination of this Agreement, or which, by their nature are intended to survive such expiration or termination, shall so survive in accordance with their terms or as is required to give effect to such intention, respectively.

         18.10 This Agreement may be executed in multiple counterparts and duplicate originals, each of which will be deemed enforceable without production of the others.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their duly authorized officers on the day and year mentioned below.


SWISSRAY AMERICA, INC.                      HITACHI MEDICAL SYSTEMS
                                                AMERICA, INC.


By:_____/Ueli Laupper/___________           By:__/Richard L. Ernst__________
         -------------                           -----------------
          (authorized signature)                 (authorized signature)

Name:___Ueli Laupper____________            Name:__Richard L. Ernst________
        ------------                              -----------------
       (print or type)                            (print or type)

Title:_____CEO_________________             Title:___President and CEO_______
           ---                                       -----------------





By:____/Michael Baker/___________
         -------------
        (authorized signature)

Name:____Michael Baker__________
         -------------
        (print or type)

Title:___Deputy CEO_____________
      SWISSRAY America, Inc.

                                    EXHIBIT A


ddRMulti-System - General Informations

1.Overview

Direct  digital,   multifunctional   X-ray  system  for  advanced   radiographic
examinations


The  system  includes  the  Stand,  the  C-arm,   the  digital   AddOn(R)-Bucky,
GUN-X-2000/4000 X-ray Generator including the tube and collimator, the Mobile Patient Table ddR and the SwissVision(R) Image Processing System.

The system can be supplied in different versions, when taking in consideration the direction of the x-ray beam:

         - Standard Right version
           The stand is designed as a right hand version (tube is at the right side in horizontal beam position).

         -Standard Left version
          The stand is designed as a left hand version (tube is at the left side in horizontal beam position).





2.       Floor Mounted C-Arm Type Positioning Stand

All system movements are automatically manipulated and o All may be controlled by touchscreen, push buttons at the system or remote control. The movements are motor-driven with a double speed slowstartlfast- move motor. This allows convenient and ultra-precise positioning.

The unit is computer controlled and has two preset positions for vertical and horizontal examinations and an additional park position, which all can be individually programmed.

The C-Arm type tube arm allows cross-lateral examinations. The system computer recognized the room measures and therefore collisions will not occur.

The X-ray tube is in any position, even for axial examinations, centered to the Add0n(R)-Bucky which results in efficient and convenient positioning. For special examinations the AddOn(R)-Bucky and the X-ray tube may be positioned independent from each other.

3  Direct Digital Add0n(R)-Bucky

- The Add0n(R)-Bucky is a 35x43 cm or 43x35 cm (17"x14") full size direct digital detector and performs digital X-rav images within 16-20 seconds.

The AddOn(R)-Bucky is CCD-based.

The ddRMulti-System is accompanied with an oscillating arid which can be removed

4.  GEN-X-2000/4000(R)X-Ray Generator

High frequency generator with 80kW output.

The GEN-X-2000/4000(R) uses the patented Swissray 1-2-3 point system anatomical program for efficient and easy selection of the exposure parameters.

5.  SRX 21-HS-1 High Speed Tube/Collimator

0.6/1.2 mm double focus rotating anode high speed tube with a 12 degree target angle.

The tube is combined with a motor-drive collimator. The tube/collimator unit is accompanied with 3 different filters which can be used at the users convenience.

The   mounting   cone  may  be  rotated  to  perform   orthopedic   examinations
conveniently.

6.  Mobile Patient Table ddR

Mobile patient table with transparent table top allowing positioning of the Bucky and 4 double wheels for convenient handling of recumbent patients.

The table may be easily locked in any position by mechanical brakes. Two wheels on each side are fitted with a pedal lever to adjust three different positions.

   - Normal position: Table can be moved in all directions because wheels turn 360(degree).

   - Position locked: Table can be moved in straight direction only.

   - Position brake: In this position both wheels on each side are locked.

To move it conveniently, the table is equipped with two handles


7.  SwissVision(R)Imase Processing System

The SwissVision(R) Image Processing System is a Microsoft Windows NT(R) based full digital X-ray acquisition workstation including postprocessing algorithms.

It performs the proprietary Swissray organ specific image processing algorithms and a wide range of other modern image processing functions. The user can decide to automatically post process the image by using predetermined default values or he can chance and modify these default values from case to case.

Swissvision(R) offers its own patient directory (image archiving) with an additional DICOM interfact (DICOM 3.0 by Merge via Ethernet TCP/IP). Image size is maximum 2500 x 2000 pixel (12 bit/pixel data) and image acquisition time up to 20 seconds. The SwissVision(RE) software includes:

          - Patient demographics
          - Zooming
          - Contrast/Brightness/Shape adjustment
          - ROI definition
          - Post processing including Noise reduction, Contrast Amplifcation, Edge Contrast Boosting, Lattitude Reduction, Sensitometric Curves, Window boundary offset, Density and other special algorithms

The SwissVision(R)workstation is DICOM 3.0 compliant Optional features are HL-7/DICOM Worklist softwares.

The Windows NT(R)based software is divided in mainly four different modules consisting of the following functions:

          a) Automatic Image processing for routine use:

          -  Contrast,
          -  Brightness,
          -  Shape
          -  Zooming
          -  Window leveling,
          - Default post processing values will be used (standard values or customer specific)

          b) Individual image processing:

          -  All parameter as with automatic processing,
          - All post processing parameter can be selected and set individually, as Noise reduction, Contrast Amplification, Edge Contrast Boosting, Lattitude Reduction, Sensitometric Curves, Window boundary offset, Density and other special algorithms

          c) Additional functions:

          -  Image directory management (max 9 images in process)
          -  Patient management (DICOM conformity)
          -  Positive-/neative inversion including image rotation and mirroring.
          -  Online Help (in preparation).
          -  8 or 16 bit image display
          -  Duplication of images
          -  Storage of images local or external (DICOM archive)
          -  Print options:

> Multiple print out  (divisions  1/1, ?/1, 1/2 and 4/4) (DICOM)

> Printing with original size ("requested image size") (DICOIVI)

> Printing with modified window leveling

> Paper printing of images via Windows(R) compatible printer including patient data

> Individual printer and storage management

    d)          Service and Support Functions

    -           Error management with logbook function
    -           Service mode

                                    EXHIBIT B


                                 [The Territory]

The Territory shall be the Fifty (50) states of the United States of America, except the following geographic areas:

1. The States of Alabama, Arizona, Connecticut, Mississippi, Maine, Massachusetts, New York, Rhode Island, Vermont and New Hampshire.

2. The portion of New Jersey that includes the Atlantic City Expressway and north.

3. The following counties in the State of Pennsylvania: Allegheny, Clinton Mercer, Armstrong, and Crawford, Mifflin, Beaver, Elk, Potter, Butler, Erie, Venago, Cambria, Forest, Warren, Cameron, Indiana, Washington, Center, Jefferson, Westmoreland, Clarion, Lawrence, Clearfield and McKean.

4.       The following counties in the State of California:Orange and San Diego.

5.       The Panhandle of Florida - Tallahassee west.

                                    EXHIBIT C

                     Symbol [ ] indicates information redacted in accordance with confidential treatment request.

A. GENERAL

1. (a) Governmental National Accounts. Governmental National Accounts, i.e., the Department of Defense and other federal, state and local government accounts, including each Governmental National Accounts' constituent purchasing units (each, a "Governmental National Account"), it being understood and agreed that SWISSRAY shall negotiate the terms and conditions of sale to such Governmental National Accounts and shall have the exclusive right to enter into contracts for the sale of PRODUCTS to such Governmental National Accounts within the Territory. HMSA shall solicit the sale of PRODUCTS to the constituent purchasing units of the Governmental National Accounts within the Territory on behalf of SWISSRAY solely upon the terms and conditions of the Governmental National Account contract negotiated by SWISSRAY or otherwise in accordance with the written directions of SWISSRAY. SWISSRAY shall accept such orders only in its sole, absolute discretion. For each PRODUCT sold by SWISSRAY to a Governmental National Account within the Territory, and to the extent permitted under SWISSRAY's contract with the relevant Governmental National Account with respect to such PRODUCT. HMSA shall have the rights and obligations set forth in section 3 of this Agreement, and SWISSRAY shall have the rights and obligations set forth in section 4 of this Agreement. For each sale of PRODUCT completed by SWISSRAY to a Governmental National Account within the Territory, and in consideration of HMSA's obligations undertaken in this section A(1), SWISSRAY shall pay HMSA a fee equal to the net price of the PRODUCT sold by SWISSRAY less the price of the identically configured PRODUCT as set forth in Exhibit F.

    (b) Hospital National Accounts. SWISSRAY will negotiate contracts with certain Hospital Buying Groups through out the country (each a "Contract; collectively, the "Contracts"). Such Contracts state the terms of sale, including price, under which SWISSRAY will make PRODUCTS available to each constituent unit (a "Constituent Unit") of such Hospital Buying Group. For the avoidance of doubt, HMSA shall have the limited right to offer PRODUCTS directly to a Constituent Unit within the Territory and such sales are not reserved exclusively to SWISSRAY under this Agreement. HMSA may provide PRODUCTS at a price higher than the price set forth in the Contract covering the Constituent Unit. In no event shall HMSA have the right to provide PRODUCTS (i) to a Hospital Buying Group with which SWISSRAY has a Contract or (ii) to Constituent Units of such Hospital Buying Group outside of the Territory. Hospital Buying Groups, as an entity, are Reserved Accounts under this Agreement.

2. HBOC, Data General, IBM, Sequoia and Storcomm.

B.     SOUTHEAST

1. [                                     ]
2. [                                     ]
3. [                                     ]

4. [                                     ]
5. [                                     ]
6. [                                     ]
7. [                                     ]
8. [                                     ]
9. [                                     ]
10.[                                     ]
11.[                                     ]
12.[                                     ]
13.[                                     ]
14.[                                     ]
15.[                                     ]
16.[                                     ]
17.[                                     ]
18.[                                     ]
19.[                                     ]
20.[                                     ]
21.[                                     ]
22.[                                     ]
23.[                                     ]
24.[                                     ]
25.[                                     ]
26.[                                     ]
27.[                                     ]
28.[                                     ]
29.[                                     ]
30.[                                     ]
31.[                                     ]
32.[                                     ]
33.[                                     ]
34.[                                     ]
35.[                                     ]

B.     SOUTHWEST

Protected accounts in the Southwest territory are the hospitals listed below including associated imaging centers. Hospitals are located in [ ] unless otherwise noted.


1. [                                     ]
2. [                                     ]
3. [                                     ]
4. [                                     ]
5. [                                     ]
6. [                                     ]
7. [                                     ]
8. [                                     ]
9. [                                     ]
10.[                                     ]
11.[                                     ]
12.[                                     ]
13.[                                     ]
14.[                                     ]
15.[                                     ]
16.[                                     ]
17.[                                     ]
18.[                                     ]
19.[                                     ]
20.[                                     ]
21.[                                     ]
22.[                                     ]
23.[                                     ]
24.[                                     ]
25.[                                     ]
26.[                                     ]
27.[                                     ]
28.[                                     ]
29.[                                     ]
30.[                                     ]

C. NORTHEAST


1. [                                     ]
2. [                                     ]
3. [                                     ]
4. [                                     ]
5. [                                     ]
6. [                                     ]
7. [                                     ]
8. [                                     ]
9. [                                     ]


D. NORTHWEST

1. [                                     ]
2. [                                     ]
3. [                                     ]
4. [                                     ]
5. [                                     ]
6. [                                     ]
7. [                                     ]
8. [                                     ]
9. [                                     ]
10.[                                     ]
11.[                                     ]
12.[                                     ]
13.[                                     ]
14.[                                     ]
15.[                                     ]
16.[                                     ]
17.[                                     ]
18.[                                     ]
19.[                                     ]
20.[                                     ]
21.[                                     ]

22.[                                     ]
23.[                                     ]
24.[                                     ]
25.[                                     ]
26.[                                     ]
27.[                                     ]
28.[                                     ]
29.[                                     ]
30.[                                     ]
31.[                                     ]
32.[                                     ]
33.[                                     ]
34.[                                     ]
35.[                                     ]
36.[                                     ]
37.[                                     ]
38.[                                     ]

                                    EXHIBIT D

                [Technical, Support Documentation and Training]

    SWISSRAY shall provide HMSA with service training, technical support and parts support as follows:



(a) SWISSRAY shall provide HMSA with factory training for a maximum of [ ( )] engineers. Additional training can be purchased from SWISSRAY at the rate of [$ ] per engineer. HMSA is responsible for all transportation, meals and lodging expenses of its employees in connection with such training.

(b) SWISSRAY shall provide reasonable installation support for the first two (2) HMSA installations of PRODUCT.

(c) SWISSRAY shall provide technical support services to HMSA. Fees to be determined.

(d)      SWISSRAY shall maintain a spare parts depot in the United States.

(e) SWISSRAY shall provide a "hero kit" (parts deemed by SWISSRAY and HMSA to be essential site spares) at no charge to HMSA. Replacement parts to the "hero kit" will be invoiced based on SWISSRAY's then current list price less any HMSA discount. HMSA will purchase a factory spares kit from SWISSRAY for first line support to customers after HMSA has installed ten (10) units of PRODUCT.

(f) For a mutually agreed upon period, SWISSRAY shall provide remote diagnostics at an agreed upon charge to HMSA. AS a long-term goal, both parties agree to transfer this capability to HMSA as soon as reasonably practicable.

(g)      SWISSRAY  shall  make   available  its  sales  and  product   marketing
         specialists to support HMSA in connection with its sales efforts within the Territory.

(h) SWISSRAY shall exchange detectors that it determines are defective with a refurbished detector and charge HMSA an amount equal to SWISSRAY's cost of repair, including labor and parts, in respect of such defective detector.

                                    EXHIBIT E



Hitachi Medical Systems America Inc.
1959 Summit Commerce Park
Twinsburg, Ohio 44087

                  Re: Commitment to Consult
                      Medical Imaging Informatics

Gentlemen:

         We understand that Hitachi Medical Systems America Inc. ("HMSA") has entered into a distribution agreement with Swissray America, Inc. (the
"Agreement"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Agreement.

         With reference to sections 3.8 and 4.7 of the Agreement, Swissray Information Solutions, Inc. ("SIS") will provide a finder's fee to HMSA in connection with (1) the initial contract for services rendered by SIS to an HMSA customer, and (2) all imaging devices, other than Product, sold to such customer during the Term. The finder's fee will be in an amount equal to [ ] percent [ ( %)] of the net price for such services or devices is the direct result of a lead provided to SIS by HMSA.

         In the event SIS or its partners completes a sale of Product within the Territory to an account that is not the direct result of a lead provided to SIS by HMSA and is not a Reserved Account, SIS shall pay HMSA a [$ ] commission upon full payment of SIS's invoice by such SIS account. In consideration of the payment by SIS of [$ ] per unit of Product, HMSA shall have responsibility for installation, applications training and warranty service (as described in the Agreement) for each of such Products sold by SIS or its partners within the Territory.

         The determination by SIS whether and upon what terms it will contract with an HMSA customer shall be in the sole absolute discretion of SIS.

         This letter contains the entire understandings between SIS and HMSA with respect othe subject matter hereof and supersedes all prior and contemporaneous agreements, representations, warranties and understandings, either oral or written, with respect thereto. The provisions of this letter may be amended only by a written instrument signed by SIS. All claims for finder's fees by HMSA under this letter shall be made to SIS at its Gig Harbor address.

                               Very truly yours,

                                    EXHIBIT F

                 [SWISSRAY Price Quotation to HMSA for PRODUCT]

DIRECT DIGITAL RADIOGRAPHY SYSTEM

Quantity                                  Product

1-10 SWISSRAY branded ddR Multi-System, complete, consisting of:

o               Motorized, remote controlled positioning device
o               AddOn-Bucky, full size digital detector
o               Mobile patient table for recumbent examinations
o               80k W high frequency generator
o               0.6/1.2 mm high speed x-ray tube, 100kW
o               Motorized, remote controlled collimator with 3 different filters
o               SwissVision Acquisition Station
o               MUSICA Algorithms
o               DICOM 3.0 connectivity
o               One set of operator's manuals (2 sets for government accounts)

Hitachi Net Price                         [US$             ]

* HMSA shall be granted a one time PRODUCT purchase price of [US$          ] for
PRODUCT to be installed within the greater Chicago, Atlanta or Miami areas.

Additional Discounts

o For unit nos. 11 - 25, SWISSRAY shall provide HMSA with an additional [ %] discount off of the "Hitachi Net Price" set forth above if ordered within one (1) year of the date of this Agreement.

o For unit nos. 26 - 50, SWISSRAY shall provide HMSA with an additional [ %] discount off of the "Hitachi Net Price" set forth above if ordered within one (1) year from the date of this Agreement.

OPTIONS


Product                                                        Hitachi Net Price

DICOM Worklist Management                                      [               ]

HL - 7 Interface                                               [               ]



Single Monitor Diagnostic Acquisition Workstation              [               ]
Upgrade of the SwissVision workstation supplied with ddR Multi-System.

Upgraded workstation includes:

SwissVision 4000 Software

Single 21 "MegaScan Monitor (2048x2560) in lieu of standard monitor

4 Megapixel Dome Graphics Card (Dual monitor capability) in lieu of standard graphics card

Dual Monitor Diagnostic Acquisition Workstation                [               ]
Upgrade of the SwissVision workstation supplied with ddR Multi-System.

Upgraded workstation includes:

SwissVision 4000 Software Plus

Two (2) 21 "MegaScan Monitors (2048x2560) in lieu of single standard monitor

Two (2) 5 Megapixel Dome Graphics Card (Dual monitor capability) in lieu of standard graphics card


Dual Monitor Diagnostic Acquisition Workstation                [               ]
 (General Rad work only)

SwissVision workstation supplied.

SwissVision 4000 Software PlusTwo

Two (2) 21 Megapixel Dome Graphics Card (Dual monitor capability) in lieu of standard graphics card

Two (2) 5 Megapixel Dome Graphics Card (Dual monitor capability) in lieu of standard graphics card

SwissVision AIT Archive - 40 GB                                [               ]

Upgrade of the ddR Multi-System to provide expanded on-line and near line digital image storage. Upgrade consists of the following:


Windows NT Workstation/Server with 9GB Mirrored Drives, 128 MB RAM, Tape Backup, UPS, Modem, Remote Access Software, NT, SQL

FileLink Medical Archive Software(TM)

Ability to archive from multiple ddR Multi-Systems or other DICOM compliant Storage Service Class Users

FileLink  Medical Archive Software (TM)

40 gigabyte total storage capacity using AIT drive


SwissVision DLT Archive - 40 GB                             [$                 ]


Upgrade of the ddR Multi-System to provide expanded on-line and near line digital image storage. Upgrade consists of the following:

Windows NT Workstation/Server with 9GB Mirrored Drives,
128 MB RAM, Tape Backup,  UPS, Modem,  Remote Access Software,  NT, SQL

FileLink Medical Archive Software (TM)

Ability to archive from multiple ddR Multi-Systems or other DICOM compliant Storage Service Class Users

40 gigabyte total storage capacity using AIT drive

                                   EXHIBIT G

                          [End User Product Warranty]

SWISSRAY AMERICA, INC. warrants to End-User that Product (exclusive of Product Software) will be free from defects in material and workmanship at the time of delivery to End-User. For a period of twelve (12) months from the date of completion of the installation of the Product, SWISSRAY AMERICA, INC. in its sole, absolute discretion will either repair defects in defective Product, or parts thereof, or replace defective Product, or parts thereof, with new or refurbished equivalent Product or parts. Repaired or replacement Product and parts are warranted under the terms of this warranty for the remainder of the original Warranty Period. Exchanged Product and parts become the property of SWISSRAY AMERICA, INC.

The warranties and remedies set forth herein do not apply to Product, advice or assistance that SWISSRAY AMERICA, INC. furnishes to End-User as a business courtesy, or if warranty service is necessitated in whole or in part by (1) Product having been abused or damaged by casualty or accident or Product not used in accordance with its manuals, (2) Product having been serviced or modified other than by SWISSRAY AMERICA, INC. or its authorized representative, or the use of parts or software not sold by SWISSRAY AMERICA, INC. for the Product (3) failure to maintain the environmental conditions prescribed by SWISSRAY AMERICA, INC. for the Product site, or (4) deviation from SWISSRAY AMERICA, INC. recommended maintenance procedures.

THIS WARRANTY IS GIVEN IN LIEU OF ALL OTHER WARRANTIES, WHETHER EXPRESSED BY AFFIRMATION, PROMISE, DESCRIPTION, MODEL, SAMPLE OR OTHERWISE, AND ANY AND ALL OTHER WARRANTIES, INCLUDING WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR USE OR PURPOSE, ARE HEREBY DISCLAIMED.

EXCEPT FOR THE EXCLUSIVE REMEDIES FOR BREACH OF WARRANTY SET FORTH ABOVE, UNDER NO CIRCUMSTANCE WILL SWISSRAY AMERICA, INC. BE LIABLE FOR ANY DAMAGES, INCLUDING WITHOUT LIMITATION, DIRECT, INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES (EXCEPT FOR DAMAGES RELATING TO DEATH OR PERSONAL INJURY IN JURISDICTIONS WHERE SUCH DAMAGES MAY NOT BE DISCLAIMED AS A MATTER OF LAW) OR LOSS OF SAVINGS, REVENUES OR PROFITS, UNDER ANY LEGAL THEORY, SUSTAINED BY END-USER OR BY ANY OTHER PERSON IN CONNECTION WITH PRODUCTS. THIS LIMITATION CANNOT BE WAIVED OR AMENDED BY ANY PERSON AND WILL BE EFFECTIVE EVEN IF SWISSRAY AMERICA, INC. OR ITS AUTHORIZED REPRESENTATIVE HAS BEEN ADVISED OF, OR MIGHT HAVE ANTICIPATED, THE POSSIBILITY OF SUCH DAMAGES.